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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Illumina, Inc. of our reports dated January 23, 2004, with respect to the consolidated financial statements and schedule of Illumina, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2003, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP

San Diego, California
April 15, 2004